EXHIBIT 11

INDEPENDENT AUDITORS' CONSENT

Merrill Lynch Asset Builder Program, Inc.:

We consent to the use in Post-Effective Amendment No. 7 to Registration Statement No.33-53887 of our report dated March 20, 1998 appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the caption "Financial Highlights" appearing in the Prospectus, which also is a part of such Registration Statement.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Princeton, New Jersey
May 15, 1998